SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEVERN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Severn Bancorp, Inc.

200 Westgate Circle, Suite 200, Annapolis, Maryland  21401

March 24, 2016

To the Stockholders of Severn Bancorp, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Severn Bancorp, Inc. to be held on Thursday, April 28, 2016, at 9:00 a.m. Eastern Time, at DoubleTree Hotel, 210 Holiday Court, Annapolis, Maryland  21401.

At the Annual Meeting, you will be asked to (i) elect three directors, each to serve for a three-year term, (ii) ratify the appointment of BDO USA, LLP as independent auditor of Severn Bancorp, Inc. for the year ending December 31, 2016, and (iii) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors unanimously recommends that you vote (i) FOR the election of all three of the Board’s nominees for election as directors, and (ii) FOR the ratification of BDO USA, LLP as independent auditor for Severn Bancorp, Inc. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

All stockholders and properly appointed proxy holders may attend the Annual Meeting.  Stockholders who plan to attend the meeting must present valid photo identification.  If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of Severn Bancorp, Inc. on the record date of March 9, 2016 or a legal proxy from your broker or nominee.  As noted above, a legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting.  Stockholders of record will be verified against an official list available at the Annual Meeting.  Severn Bancorp, Inc. reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.  No cameras, recording equipment, large bags, briefcases or packages will be permitted into the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.  Any proxy given may be revoked by you in writing or in person at any time prior to its exercise.

Sincerely,

/s/

Alan J. Hyatt
Chairman, President and
Chief Executive Officer

SEVERN BANCORP, INC.
200 Westgate Circle, Suite 200
Annapolis, Maryland  21401
(410) 260-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
April 28, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Severn Bancorp, Inc. will be held at DoubleTree Hotel, 210 Holiday Court, Annapolis, Maryland 21401 on Thursday, April 28, 2016, at 9:00 a.m. Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect Raymond S. Crosby, Eric M. Keitz, and Albert W. Shields to serve as directors for a three-year term;

2.	To ratify the appointment of BDO USA, LLP as independent auditor for Severn Bancorp, Inc. for the year ending December 31, 2016; and

3.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the Annual Meeting.

Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the Annual Meeting.

Stockholders of record at the close of business on March 9, 2016 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

By Order of the Board of Directors

/s/

Thomas G. Bevivino
Secretary

Annapolis, Maryland
March 24, 2016

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT
FOR
SEVERN BANCORP, INC.
200 WESTGATE CIRCLE, SUITE 200
ANNAPOLIS, MARYLAND  21401
(410) 260-2000

This proxy statement contains information about the Annual Meeting of Stockholders of Severn Bancorp, Inc. to be held on Thursday, April 28, 2016, at 9:00 a.m. Eastern Time at DoubleTree Hotel, 210 Holiday Court, Annapolis, Maryland 21401 (the “Annual Meeting”).

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

Severn Bancorp, Inc. (the “Company”) sent you this Proxy Statement and the enclosed proxy card because you were a stockholder of the Company at the close of business on March 9, 2016, the record date for the Annual Meeting (the “Record Date”).  The Company’s Board of Directors chose this day as the record date for stockholders entitled to vote at the Annual Meeting.  The Board of Directors is soliciting your proxy to be voted at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

The Company began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 24, 2016 to all stockholders of record on the Record Date.  On the Record Date, there were 10,088,879 shares of the Company’s common stock issued and outstanding.  The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, accompanies this Proxy Statement.

May I attend the Annual Meeting?

All stockholders and properly appointed proxy holders may attend the Annual Meeting.  Stockholders who plan to attend the meeting must present valid photo identification.  If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date of March 9, 2016 or a legal proxy from your broker or nominee.  As noted above, a legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting.  Stockholders of record will be verified against an official list available at the Annual Meeting.  The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.  No cameras, recording equipment, large bags, briefcases or packages will be permitted into the Annual Meeting.

How do I vote by proxy?

You vote your proxy by completing the enclosed proxy card in accordance with its instructions, signing and dating the proxy card and returning it in the postage-paid envelope.  Your vote is important.  Whether you plan to attend the Annual Meeting or not, the Company urges you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided.  Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all three of the nominees for director; and

•	“FOR” ratification of the appointment of BDO USA, LLP as independent auditor for the year ending December 31, 2016.

In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

1.	The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve;

2.	Other proposals for which management did not have notice by February 29, 2016; and

3.	Matters incidental to the conduct of the Annual Meeting.

On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion.  At the time this Proxy Statement was mailed, the Company knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares in “street name” through your broker, bank or other nominee, you must vote in accordance with the voting instructions provided by your broker, bank or other nominee.

How many votes do I have?

The number of votes you have is dependent on the number of shares of common stock you own.  Each share of common stock entitles you to one vote.  The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.  You may also revoke the proxy if you attend the meeting in person and so request.  Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

If you plan to attend the meeting and vote in person, the Company will give you a ballot form when you arrive.  However, if you hold your shares in “street name” through your broker, bank, or other nominee, you must bring a proxy card and letter from such broker, bank or other nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on the Record Date for voting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.  Proxies that are marked as abstentions and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What vote is required for each proposal?

The three nominees for director who receive the most votes cast at the Annual Meeting will be elected.  Shares voted “withhold authority”, and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

To ratify the selection of the independent auditor, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Shares voted “abstain” and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

To approve any other matter that may properly come before the Annual Meeting, generally, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.  However, there may be occasions where a greater vote is required by law, the Company’s Articles of Incorporation or Bylaws.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.  Under New York Stock Exchange rules, brokers are not permitted to vote shares for which they have not received instruction on how to vote on non-routine matters.

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee has discretionary voting authority to vote your shares on the ratification of BDO USA, LLP, even if the broker, bank or other nominee does not receive voting instructions from you.  However, your broker, bank or other nominee does not have discretionary authority to vote on the election of directors, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter.   Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

Who will bear the costs of solicitation of proxies?

The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit the submission of proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.  In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies; however, the Company currently has no such arrangement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2016

The proxy statement for the Annual Meeting, the form of proxy card, and the Annual Report to Stockholders for the year ended December 31, 2015 are available at www.edocumentview.com/SVBI.

Directions to the Annual Meeting are available by calling our executive offices at (410) 260-2000 during regular business hours.

STOCK OWNERSHIP

The following table shows the beneficial ownership of the Company’s common stock as of March 9, 2016, the Record Date, by (i) each director and nominee for director; (ii) the executive officers named in the Summary Compensation Table; and (iii) all directors and executive officers as a group.

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”) and, accordingly, include securities as to which the person has or shares voting or investment power.  Shares of common stock which a person has the right to acquire within 60 days after the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person.  The same shares may be beneficially owned by more than one person.  Beneficial ownership may be disclaimed as to certain of the securities.

Name of Individual	Amount and Nature of Beneficial Ownership		Percent of Class
Nominees for Director:
Raymond S. Crosby	10,050	(1)	*
Eric M. Keitz.	36,000	(2)	*
Albert W. Shields	112,350	(3)	1.1%

Directors Continuing in Office:
Alan J. Hyatt **	1,672,356	(4)	16.5%
James H. Johnson, Jr.	1,200	(5)	*
David S. Jones	31,075	(6)	*
John A. Lamon, III	57,500	(7)	*
Mary Kathleen Sulick	1,500	(8)	*
Konrad Wayson	36,275	(9)	*

Director Resigned from Office:
Michael H. Cook	22,595	(10)	*

Other Named Executive Officers:
James M. Anthony	600	(11)	*
Thomas G. Bevivino	39,238	(12)	*

All directors, nominees for directors and executive officers as a group (12 persons)	2,010,739	(13)	19.8%

*	Less than 1%.

**	Also a named executive officer for 2015.

(1)	Includes 10,050 shares owned by Mr. Crosby and his wife.

(2)	Includes 36,000 shares owned by Mr. Keitz.

(3)	Includes 93,600 shares owned by a family trust controlled by Mr. Shields, and 18,750 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Shields.

(4)	Includes 100,019 shares owned by Mr. Alan Hyatt, 1,362,564 shares owned by Mr. Alan Hyatt and his wife, 23,232 shares Mr. Alan Hyatt controls as custodian for his children, 143,303 shares allocated to Mr. Alan Hyatt as a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), 13,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mrs. Hyatt, 10,000 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Alan Hyatt, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by a company of which Mr. Alan Hyatt is the general partner.

(5)	Includes 1,200 shares owned by Dr. Johnson and his wife.

(6)	Includes 2,000 shares owned by Mr. Jones, 17,287 shares Mr. Jones controls as custodian for his children, 7,699 shares owned by Southern Drywell, Inc., of which Mr. Jones has a 50% interest as a co-owner and 4,089 shares owned by a trust that Mr. Jones controls as a co-trustee and beneficiary.

(7)	Includes 51,250 shares owned by Mr. Lamon and his wife, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Lamon and his wife.

(8)	Includes 1,500 shares owned by Ms. Sulick.

(9)	Includes 30,025 shares owned by Mr. Wayson, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Wayson.

(10)	Includes 243 shares owned by Mr. Cook, 1,000 shares owned by Mr. Cook’s wife, and 15,102 shares of common stock and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock each held by an investment fund which Mr. Cook manages and is an owner.

(11)	Includes 600 shares owned by Mr. Anthony.

(12)	Includes 793 shares held by Mr. Bevivino and his wife, 8,320 shares allocated to Mr. Bevivino as a participant in the ESOP, 17,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 10,000 shares held by the ESOP, for which Mr. Bevivino is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, and 3,125 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Bevivino and his wife.

(13)	Includes, among the other shares described above, a total of 151,623 shares allocated to the executive officers as participants in the ESOP, 10,000 shares held by the ESOP, for which a director and an executive officer act as co-trustees, which shares were not allocated as of the Record Date, a total of 30,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, and a total of 53,125 shares issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock.

The following table presents information regarding the beneficial ownership of common stock as of March 9, 2016 by each person known to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Alan J. Hyatt (1)	1,672,356	16.5%
Sharon G. Hyatt 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401

Louis Hyatt (2) 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	1,073,983	10.6%

United States Department of the Treasury (3) 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	556,976	5.5%

(1)	Includes 100,019 shares owned by Mr. Alan Hyatt, 1,362,564 shares owned by Mr. Alan Hyatt and his wife, 23,232 shares Mr. Alan Hyatt controls as custodian for his children, 143,303 shares allocated to Mr. Alan Hyatt as a participant in the ESOP, 13,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mrs. Hyatt, 10,000 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the record date, 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Alan Hyatt, and 6,250 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by a company in which Mr. Alan Hyatt is the general partner.

(2)	Includes 993,463 shares owned by Mr. Louis Hyatt, 61,770 shares owned by Mr. Louis Hyatt and his wife, and 18,750 shares of common stock issuable upon the conversion of Series A Non-Cumulative Convertible Preferred Stock held by Mr. Louis Hyatt and his wife. Mr. Louis Hyatt is the father of Mr. Alan Hyatt.

(3)	Consists of a warrant to purchase common stock issued by the Company in connection with its participation in the Capital Purchase Program of the Troubled Asset Relief Program. Pursuant to the purchase agreement, the Department of the Treasury has agreed not to exercise voting power with respect to any common stock issued upon exercise of the warrant.

Series B Preferred Stock

On November 21, 2008, the Company entered into an agreement with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold (i) 23,393 shares of its Series B Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference $1,000 per share (the “Series B Preferred Stock”), and (ii) a warrant to purchase 556,976 shares of the Company’s common stock at $6.30 per share, for an aggregate purchase price of $23,393,000 in cash.  On September 25, 2013, the Treasury Department sold all of its 23,393 shares of Series B Preferred Shares to outside investors as part of their ongoing efforts to wind down and recover its remaining investments under the Troubled Asset Relief Program (“TARP”).  The terms of the Series B Preferred Stock remain the same.  The Treasury Department continues to hold the warrant to purchase 556,976 shares of the Company’s common stock.

The Series B Preferred Stock is non-voting, other than class voting rights on certain matters that could adversely affect the Series B Preferred Stock. Under the original terms of the agreement with the Treasury, if dividends on the Series B Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will be automatically increased by two and the holders of the Series B Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at the Company’s next annual meeting of stockholders or at a special meeting of stockholders called for that purpose.  These preferred share directors will be elected annually and serve until all accrued and unpaid dividends on the Series B Preferred Stock have been paid.   Although dividends on the Series B Preferred Stock have not been paid since the first quarter of 2012 because the Company has not received approval from the Board of Governors of  the Federal Reserve System (“Federal Reserve”) to pay such dividends, the Federal Reserve obtained waivers from the outside investors who purchased the Series B Preferred Stock in which such investors agreed not to exercise their right to elect directors, and certain other voting or control rights, without the prior approval of the Federal Reserve.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:	Election of Directors

General.  The Company’s bylaws provide that the Board of Directors shall consist of from seven to eleven directors.  The Board of Directors currently consists of nine members divided into three classes.  Generally, the members of each class are elected for a term of three years and one class is elected annually.   Accordingly, the Board has nominated Raymond S. Crosby, Eric M. Keitz and Albert W. Shields to serve as directors for a three-year term.  All of the nominees are incumbent directors.

Nominees for Election. The Board of Directors has nominated the persons named below, all of whom are present members of the Board of Directors of the Company, for election as directors of the Company to serve for three year terms and until their successors are elected and qualified:

Name of Individual	Age(1)	Principal Occupation and Experience

Raymond S. Crosby	53
Raymond S. Crosby has been a director of the Company since 2012 and a director of the Bank since 2011.  Mr. Crosby is President of Crosby Marketing Communications, one of the Mid-Atlantic region’s leading advertising, public relations and digital marketing firms with headquarters in Annapolis and offices in Washington, DC.  Mr. Crosby leads a team of 50 professionals in developing national marketing and public relations programs for federal agencies, health care companies, advocacy organizations and leading corporations.  He provides high level counsel to clients and handles new business development, financial oversight and industry involvement on behalf of the firm.  He also serves on the board of directors for the Annapolis & Anne Arundel County Chamber of Commerce and the Council of Governors for the American Association of Advertising Agencies.  Mr. Crosby is a lifelong Annapolitan and graduated from the University of North Carolina at Chapel Hill.  Mr. Crosby is currently a member of the Compensation Committee.  Mr. Crosby’s many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Eric M. Keitz	55
Eric M. Keitz has been a director of the Company since 2010 and a director of the Bank since 2009.  Mr. Keitz has been a practicing Certified Public Accountant since 1986 with an office in Annapolis, MD.  Mr. Keitz has extensive experience in auditing, tax, client advisory services and SEC Forms 10-K and 10-Q analysis and disclosure.   Mr. Keitz is currently Chairman of the Audit and Examining Committee and a member of the Compensation Committee, and the Corporate Governance Committee.  As a Certified Public Accountant, Mr. Keitz brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

(1)	As of December 31, 2015

Albert W. Shields	71
Albert W. Shields has been a director of the Company and the Bank since 2003.  Mr. Shields has over 35 years of experience in the real estate and development industry, and currently provides independent consulting services to business executives. He served as senior vice president of Home Depot Inc. from 2003 through 2008.  From 1986 to 2002, Mr. Shields was the chief executive officer of Floors, Inc. a flooring specialty company with thirteen centers located on the east coast.  In 2002, the company was sold to Home Depot, Inc.  Mr. Shields is a charter member of Heritage Charities and Maddy’s Day for the benefit of Lombardi Cancer Centers.  Mr. Shields is a member of the Company’s Audit and Examining Committee and the Compensation Committee.  Mr. Shields’ many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Continuing Directors. The directors continuing in office whose terms will expire at the 2017 annual meeting of stockholders are:

Name of Individual	Age(1)	Principal Occupation and Experience

David S. Jones	56
David S. Jones has been a director of the Company since 2012 and a director of the Bank since 2011.  In 1983, Mr. Jones cofounded Southern Drywell, Inc., a septic system contractor, and serves as its President.   Mr. Jones also cofounded Jones of Annapolis, Inc., a demolition and excavation contractor, in 1980 and serves as the Secretary/Treasurer.  Both companies are located in Annapolis.  He has developed, owned and leased commercial and residential real estate throughout Anne Arundel County since 1985.  Mr. Jones’ many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

John A. Lamon, III	57
John A. Lamon, III has been a director of the Company since 2009 and a director of the Bank since 2008.  Mr. Lamon has been a senior account executive with G&G Outfitters, Inc. since 2000, a promotional products and marketing company that focuses on branded merchandise.  Prior to that, Mr. Lamon was president and owner of John A. Lamon & Associates, a promotional and marketing company.  Mr. Lamon was with the company for 20 years before selling the business to G&G Outfitters, Inc.  Mr. Lamon is also a partner in The Boathouse Restaurant in Canton, MD.  Mr. Lamon received his Bachelor’s degree from the University of Maryland, where he was a two-time All American lacrosse player.  Mr. Lamon has received the Willis Bilderback Volunteer Award and the Willie Gateau Youth Services Award.  He has served on various boards including St. Mary’s School, the Annapolis Touchdown Club, St. Mary’s Royal Blue Club and the University of Maryland M Club.  Mr. Lamon is currently Chairman of the Compensation Committee and a member of the Audit and Examining Committee and the Corporate Governance Committee. Mr. Lamon’s business and marketing experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

(1)	As of December 31, 2015

Konrad M. Wayson	54
Konrad M. Wayson has been a director of the Company since 2009 and a director of the Bank since 2008.  Mr. Wayson has served as secretary and treasurer of Hopkins & Wayson, Inc., a general contractor servicing Maryland, Washington DC and Virginia, since 1984. He has been a partner of Wayson Landholdings since its start in 1996 and currently serves as its managing partner, since 2007.  He served as chief financial officer of Childs Landscaping from 1997 to 2004 when the company was sold.  Mr. Wayson has served on the Anne Arundel Medical Foundation Board, the Anne Arundel Economic Development Corporation Board and the Anne Arundel School Board.  Mr. Wayson is currently a member of the Audit and Examining Committee and the Compensation Committee. As a treasurer and businessman, Mr. Wayson brings strong financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

The directors continuing in office whose terms will expire at the 2018 annual meeting of stockholders are:

Name of Individual	Age(1)	Principal Occupation and Experience
Alan J. Hyatt	61
Alan J. Hyatt has been Chairman of the Board and President of the Bank since 1982, having previously served as an officer and director since 1978.  He has also served as the Chairman of the Board and President of the Company since 1990.  Mr. Hyatt has been a partner in the law firm of Hyatt & Weber, P.A., in Annapolis, Maryland, since 1978, and is also a real estate broker with Hyatt Commercial, a subsidiary of the Bank, also in Annapolis, Maryland.  Mr. Hyatt serves on the Board of Trustees of the Anne Arundel Health System Inc., and the Anne Arundel County Pension Trustee Board.  He formerly was the Chairman of the Board of the Anne Arundel Community College Foundation, Inc.  Mr. Hyatt currently spends the majority of his professional time on the affairs of the Bank and the Company and the balance on his law practice.  As an attorney and businessman, Mr. Hyatt brings strong legal and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

James H. Johnson, Jr.	68
James H. Johnson, Jr. has been a director of the Company since 2012 and a director of the Bank since 2011.  Since April 2012, Dr. Johnson has served as the Director of the U.S. EPA's Center for Environmental Research.  He is Professor Emeritus of Civil Engineering and former dean of the College of Engineering, Architecture and Computer Sciences at Howard University.  Dr. Johnson received his B.Sc. from Howard University, M.Sc. from the University of Illinois and Ph.D. from the University of Delaware.  Dr. Johnson also serves as a member of the Anne Arundel Community College (MD) Board of Trustees. Previous board and committee activities include past Chair of U.S. EPA Board of Scientific Counselors, past Chair of the U.S. EPA National Advisory Council for Environmental Policy and Technology, and member of the National Research Council’s (NRC) Division of Earth and Life Studies oversight committee, U.S. EPA Science Advisory Board, the NRC Boards on Radioactive Waste Management and Environmental Studies and Toxicology, and the American Society of Civil Engineering Foundation Board.  Mr. Johnson is currently a member of the Corporate Governance Committee.  Mr. Johnson’s many years of education and government experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

(1)	As of December 31, 2015

Mary Kathleen Sulick	64
Kathleen Sulick has been a director of the Company since 2012 and a director of the Bank since 2011.  Ms. Sulick has been a Certified Public Accountant since 1989 and received the Personal Financial Specialist certification from the AICPA in 2008.  Ms. Sulick joined HeimLantz Financial Advisors in 2002, after leaving her position as Finance Director of the City of Annapolis.  She became a partner of the firm in 2009.  A native of Annapolis, Ms. Sulick graduated magna cum laude from Christopher Newport University in Newport News, Virginia with a Bachelor of Science degree in Accounting in 1981. She went on to further her education through graduate work in Finance at the University of Maryland.  Ms. Sulick has over 27 years of experience in accounting and she began her accounting and finance career with the Maryland General Assembly in 1983.  A 1998 graduate of Leadership Anne Arundel, Ms. Sulick is active in many community and professional organizations.  Currently she serves on the City of Annapolis Police and Fire Retirement Plan Committee and Anne Arundel County Pension Trustee Board.  She also is an active member of the Annapolis Rotary Club. Her professional organization memberships include the American Institute of Certified Public Accountants (AICPA), Personal Financial Planning division and the Financial Planning Association.  As a Certified Public Accountant, Ms. Sulick is currently Chairperson of the Corporate Governance Committee and a member of the Audit and Examining Committee.  Ms. Sulick brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

(1)	As of December 31, 2015

The Board of Directors and Committees.  The Company’s Board of Directors generally meets on a monthly basis, or as needed.  During the year ended December 31, 2015, the Company’s Board of Directors met twelve times.  No director attended fewer than 75% in the aggregate of (a) the total number of Board meetings held while the director was a member during the year ended December 31, 2015 and (b) the total number of meetings held by committees on which the director served during the year ended December 31, 2015.

The Board of Directors has a standing Corporate Governance Committee, Nominating Committee, Compensation Committee and Audit and Examining Committee.

Attendance of Directors at Annual Meeting. It is the policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders.  Such attendance allows for direct interaction between stockholders and members of the Board of Directors.  All the directors attended the 2015 Annual Meeting of Stockholders.

Director Independence.  The Board of Directors examines the independence of the Company’s directors on an annual basis in both fact and appearance to promote arms-length oversight.  Based upon the definition of an “independent director” under the Nasdaq Listing Rules, the Board of Directors has determined that the Company has a majority of “independent” directors that comprise its Board as required by the corporate governance rules of Nasdaq.  Independent directors consist of: Raymond S. Crosby, James H. Johnson, Jr., Eric M. Keitz, John A. Lamon III, Albert W. Shields, Mary Kathleen Sulick and Konrad Wayson.  Additionally, Michael H. Cook, who served as a director in 2015 until his resignation on December 21, 2015, was determined to be independent.  The Board determined that these individuals are independent because they are not executive officers or employees of the Company and otherwise satisfy all of the Nasdaq independence requirements and, in the opinion of the Board of Directors, are not individuals having a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As an employee of the Bank, Mr. Alan J. Hyatt is not considered independent. David S. Jones is not independent under the Nasdaq Listing Rules because he serves as the Secretary/Treasurer of Jones of Annapolis, Inc., a company that has provided services to the Company.

Board Leadership Structure.  The Board of Directors believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  The Board believes this provides an efficient and effective leadership model for the Company.  The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.  In addition, this structure facilitates the flow of information between management and the Board.  To assure effective independent oversight, and because the Company does not have a lead independent director, the Board has adopted a number of governance practices, including:

•	A strong, independent director role;

•	Regular executive sessions of the independent directors; and

•	Annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

The Board believes that the combined role of Chairman and Chief Executive Officer is in the best interest of stockholders because it provides the appropriate balance between strategic development and oversight of management.

Risk Oversight.  The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board reviews monthly information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit and Examining Committee oversees management of financial risks.  The Nominating Committee and Corporate Governance Committee each manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Board of Directors, together with the Audit and Examining, Corporate Governance and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. While the Company has not developed an enterprise-wide risk statement, the Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company’s risk.

 At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to senior executives, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Lending Officer.

Corporate Governance Committee

The Company’s Corporate Governance Committee is comprised of at least three members, each appointed by the Board of Directors, and is responsible for developing a set of corporate governance policies for the Company.  The Corporate Governance Committee consists of: Mary Kathleen Sulick, Chairperson, James H. Johnson, Jr., Eric M. Keitz, and John A. Lamon III. The Board has determined that each of the members of the Corporate Governance Committee is independent under the Nasdaq Listing Rules. The Corporate Governance Committee met four times in 2015.  The Corporate Governance Committee, in addition to setting corporate governance policies of the Company, is responsible for establishing criteria for selecting new directors, and identifying, screening and recruiting new directors.  In addition, the Corporate Governance Committee will select members for the various Board of Director committees, determine director and committee member compensation, and may consider the institution of a process for stockholders to submit recommendations of director candidates and to communicate with the Board. The Corporate Governance Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com.

Nominating Committee

The Company’s Nominating Committee consists of the full Board of Directors, however, only the independent directors may vote on approval of nominations.  There is no written charter.  The Board has determined that the following directors are independent as defined under the Nasdaq Listing Rules:  Raymond S. Crosby, James H. Johnson, Jr., Eric M. Keitz, John A. Lamon III, Albert W. Shields, Mary Kathleen Sulick and Konrad Wayson. Alan J. Hyatt and David S. Jones are not independent as defined under the Nasdaq Listing Rules. While the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established any procedures for this purpose, other than the procedures contained in the Bylaws concerning nominations of candidates by stockholders.  The Company’s Bylaws provide that if a stockholder wishes to submit nominations for directors, it should be done in writing and sent to the Secretary of the Company at least 60 days prior to the Annual Meeting of Stockholders.  The Company’s Board, in its capacity as the Nominating Committee, met two times during 2015.  This year’s nominees were selected by the full Board and approved by the independent directors after evaluating each nominee’s general business acumen and knowledge of the Company and its business activities and prior service on the Company’s board.  In addition to the aforementioned criteria, the Board considers the investment in the Company made by the nominee as demonstrated by the number of shares owned by such nominee.  The Nominating Committee is seeking Board membership that reflects diversity in its broadest sense, including persons diverse in professional backgrounds, gender and ethnicity.  The Board’s process for identifying and evaluating director nominees relates to the general business acumen and knowledge of the Company and its business activities.  Board membership longevity is also evaluated when considering the nomination of current Board members.  There was no third party paid to identify or assist in finding candidates for the Board of Directors.

Compensation Committee

The Company has no compensation committee because the Company has no employees.  The executive officers of the Company are employed and paid by the Bank.  The Bank has a Compensation Committee, the primary functions of which are to determine the compensation of the Company’s executive officers and to administer the Company’s equity compensation plans.  The role of the Compensation Committee is described in greater detail under the section entitled “Executive and Director Compensation - Background.” The Compensation Committee currently consists of: John A. Lamon, III, Chairman, Eric M. Keitz, Raymond S. Crosby, Albert W. Shields and Konrad M. Wayson.  The Board has determined that each of the members of the Bank’s Compensation Committee is independent under the Nasdaq Listing Rules.  The Compensation Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com. The Compensation Committee met three times in 2015.

Scope of Authority of the Compensation Committee.  The scope of the Compensation Committee’s authority and responsibilities is set forth in its written charter, a copy of which is available on the Company’s website www.severnbank.com.  The chairperson, in consultation with other members of the Committee, sets the agenda of each meeting.  As provided under the Committee’s charter, the Committee may delegate its authority to special subcommittees as the Committee deems appropriate, consistent with applicable law and the Nasdaq Listing Rules.

The Role of Management in Determining or Recommending Executive Compensation.  As part of the review process, each executive is independently interviewed by the Compensation Committee, and provides input into the performance of the Company and the performance of each executive officer, including himself.  However, no executive officer participates in the Compensation Committee’s deliberations or decisions.

Role of Compensation Consultants in Determining or Recommending Executive Compensation.  Under its charter, the Compensation Committee has authority to retain, at the Company’s expense, such counsel, consultants, experts and other professionals as it deems necessary.  To date, the Compensation Committee has not relied on compensation consultants.  Instead, the Compensation Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies.

Audit and Examining Committee

The Company’s Audit and Examining Committee is comprised of at least three members, each of whom is appointed by the Board of Directors, and is responsible for overseeing the accounting and financial reporting process of the Company,  and the audits of the financial statements of the Company.   In addition, the Committee prepares an audit committee report as required by SEC rules to be included in the Company’s annual proxy statement. The Audit and Examining Committee consists of: Eric M. Keitz, Chairman, John A Lamon, III, Albert W. Shields, Mary Kathleen Sulick and Konrad M. Wayson.  The Board has determined that each of the Audit and Examining Committee members is independent under the Nasdaq Listing Rules and applicable SEC rules. The Audit and Examining Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com.  The Board has determined that Eric M. Keitz is an “audit committee financial expert,” as such term is defined by applicable SEC rules.  The Audit and Examining Committee met four times in 2015.

Audit and Examining Committee Report

The Audit and Examining Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015, with the Company’s management. The Audit and Examining Committee has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as issued by the Public Company Accounting Oversight Board. The Audit and Examining Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board’s Rule 3526 regarding the independent accountant’s communications with the Audit and Examining Committee concerning independence, and has discussed with BDO USA, LLP the independence of BDO USA LLP. Based on the review and discussions described in this paragraph, the Audit and Examining Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2015 be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2015 for filing with the SEC.

Audit and Examining Committee Members:

Eric M. Keitz, Chairman
John A. Lamon III
Albert W. Shields
Mary Kathleen Sulick
Konrad M. Wayson

The information contained in this Audit and Examining Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission.  This Audit and Examining Committee Report will not be incorporated by reference into any of the Company’s future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company may specifically incorporate it by reference into a future filing.

Recommendation:  The Board recommends a vote “FOR” the nominees for director.

Proposal 2:	Ratification of Appointment of Independent Auditor

The Audit and Examining Committee has appointed BDO USA, LLP as independent auditor for the year ending December 31, 2016.  Although action by the stockholders on this matter is not required, the Audit and Examining Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent auditor to provide a forum for stockholders to express their views with regard to the Audit and Examining Committee’s appointment.  If the stockholders do not ratify the selection of the independent auditor, the Audit and Examining Committee will reconsider the appointment, but is not required to change its selection.  However, even if you ratify the selection, the Audit and Examining Committee may still appoint a new independent auditor at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

Representatives of  BDO USA, LLP will be present at the Annual Meeting, available to respond to your appropriate questions and able to make such statements as they desire.

Audit Fees.  The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 and the review of the financial statements included in the Company’s Forms 10-Q for fiscal years 2015 and 2014 totaled $167,532 and $174,172, respectively.

Audit-Related Fees.  The aggregate fees billed by BDO USA, LLP for professional services rendered for audit-related services that are not disclosed in the paragraph captioned “Audit Fees” above, for the fiscal years ended December 31, 2015 and December 31, 2014 totaled $21,552 and $22,817, respectively. These services related to the audit of the Company’s benefit plans.

Tax Fees.  The aggregate fees billed by BDO USA, LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2015 and December 31, 2014 totaled $35,437 and $49,833, respectively.

All Other Fees.  There were no fees billed by BDO USA, LLP for professional services rendered for products and services, other than the services described in the paragraphs above, for the fiscal years ended December 31, 2015 and December 31, 2014.

Policy on Audit and Examining Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Among its other duties, the Audit and Examining Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit and Examining Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit and Examining Committee is requested. The Audit and Examining Committee reviews these requests and advises management if the Audit and Examining Committee approves the engagement of the independent auditor.  Pursuant to its pre-approval policies and procedures, the Audit and Examining Committee approved all of the foregoing audit and permissible non-audit services provided by BDO USA, LLP in fiscal years 2015 and 2014.

The Audit and Examining Committee reviews summaries of the services provided by BDO USA, LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO USA, LLP.

Recommendation:  The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO USA, LLP as the independent auditor for the year ending December 31, 2016.

EXECUTIVE AND DIRECTOR COMPENSATION

Background

Because the Company does not have any employees, compensation decisions are made by the Compensation Committee of the Bank’s Board of Directors.  The Compensation Committee currently consists of: John A. Lamon III, Chairman, Raymond S. Crosby, Eric M. Keitz, Albert W. Shields and Konrad M. Wayson.  Each of the members of the Bank’s Compensation Committee is independent under the Nasdaq Listing Rules as currently in effect.

The Compensation Committee operates under a written charter adopted by the Company’s Board of Directors.  The responsibilities of the Committee include:

•	formulating, evaluating and approving the compensation of the Company’s executive officers;
•	overseeing all compensation programs involving the issuance of the Company’s stock and other equity securities of the Company; and
•	to the extent required by SEC regulations, reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” section and preparing the Compensation Committee’s report thereon for inclusion in the Company’s annual proxy statement.

Objectives of the Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are:

•	To attract and retain the best possible executive talent;
•	To tie annual and long-term cash and stock incentives to achievement of corporate and individual performance objectives; and
•	To align executives’ incentives with stockholder value creation.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a portion of an executive’s overall compensation to the financial performance of the Company. Overall, the total compensation opportunity is intended to create an executive compensation program that is set at the median competitive levels of comparable public savings and loan companies.

The executive officers have no employment contracts.  Annually, the Bank’s Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to its executive officers is comparable to similarly sized companies in the industry. Other factors used by the Compensation Committee in determining compensation for its executive officers include an assessment of the overall financial condition of the Bank, including an analysis of the Bank’s asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank’s return on average assets and return on equity are considered and compared to its peer group.  In addition, the Compensation Committee interviews each executive officer individually and collectively to evaluate performance of the Company and the individual executive officers.  This input is used to determine the total compensation package for each executive officer, and the allocation between the different components within the compensation package. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

Say-on-Pay Vote

At the 2014 annual meeting, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote.  Our stockholders approved the compensation of our named executive officers at the 2014 annual meeting, with an overwhelming majority of stockholder votes that were cast in favor of our say-on-pay resolution.  As we evaluated our compensation practices, we were aware of the strong support our stockholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation.  We believe our executive compensation program for 2016 advances our goals of recruitment and retention, promotes both short-term and long-term performance of our executive officers and aligns executives’ incentives with stockholder value creation.

In keeping with the preference expressed by our stockholders at our 2014 annual meeting, our Board has adopted a policy of holding say-on-pay votes every three years until changed by the advisory vote of stockholders at the next say-on-frequency vote.   The next say-on-pay vote will occur at our 2017 annual meeting and the next say-on-frequency vote will occur no later than our 2020 annual meeting.

Compensation Components

Compensation consists of the following components:

Base Salary.    Base salaries are used to attract and retain employees by providing a portion of compensation that is not considered “at risk.”  Base salaries are designed to reward the performance of our executive officers in the daily fulfillment of their responsibilities to the Company.  Base salaries for our executives are established based on the scope of their responsibilities and historical compensation levels, taking into account competitive market compensation paid by other companies for similar positions.  Generally, the Company believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with the Company’s compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Bonus.    The purpose of the annual bonus program is to align the interests of executive officers with Company stockholders by motivating executive officers to achieve superior annual financial and annual operational performance. The Company’s annual bonus plan for its executives provides for a discretionary cash bonus, dependent upon the level of achievement of corporate and personal goals. In addition, the discretionary bonus for the executive officers named in the proxy statement is determined based on the Company’s performance compared to budgets and projections.  The Board of Directors establishes specific financial and operational goals for the Company at the beginning of each year and annual discretionary bonus funding is in part related to achievement of these annual goals.  The Compensation Committee approves any award for the Chief Executive Officer and for each other executive officer. The Compensation Committee retains the right to award discretionary bonuses.

Long-Term Incentive Program.    The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages long-term performance by the Company’s executive officers through the use of stock-based awards. In connection with this, the Board of Directors adopted the Severn Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), which was ratified by our stockholders at the 2008 annual meeting.  The purpose of the 2008 Plan is to enable the Company to (i) promote the long-term retention of employees; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) further align the interests of these employees, directors and other persons with those of the Company’s stockholders.  These purposes will be achieved by granting to such employees, directors and other persons, in accordance with the 2008 Plan, options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards (collectively the “Awards”), for shares of the Company’s common stock.  By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to the Company’s directors and key employees and to promote the success of the business. On December 22, 2015, the Compensation Committee granted 111,500 options to directors, executives and employees under the 2008 Plan, and will consider other Awards under the 2008 Plan when determining long-term incentive programs.  Included in the December 22, 2015  grant were 20,000 options at an exercise price of $6.33 to Mr. Hyatt, 15,000 options at an exercise price of $5.75 to Mr. Anthony and 12,500 options at an exercise price of $5.75 to Mr. Bevivino.  All options awarded vest in five equal annual installments of 20% each over a five year period, and, except for those options awarded to Mr. Hyatt, expire six years from the grant date.  Options awarded to Mr. Hyatt expire five years from the grant date.

Other Compensation.    The Company’s executive officers participate in other employee benefit plans generally available to all employees, including the following:

•	The Bank maintains a 401(k) plan, and contributes, on behalf of each participating employee, a matching contribution of 50% of salary deferred by an employee up to 6% of each participant’s salary. The Bank’s plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors.

•	The Company maintains the ESOP for employees of the Bank and its subsidiaries. The ESOP provides an opportunity for the employees of the Bank to become stockholders and thus strengthen their direct interest in the success of the Bank. In addition, the ESOP assists the Bank in attracting and retaining capable personnel. As of December 31, 2015, a total of 561,605 shares of the Company’s common stock were owned by the ESOP, of which 551,605 shares were allocated to employees.

In addition, our executive officers receive modest benefits, including health insurance; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s benefits if it deems it advisable. The Compensation Committee believes these benefits are currently at or slightly below median competitive levels for comparable companies. The Compensation Committee has no current plans to make changes to the levels of benefits provided.

Determination of Executive Compensation

Traditionally, the Compensation Committee reviews our executive compensation program in November of each year, although decisions in connection with new hires and promotions are made on an as-needed basis.  As part of the review process, each executive provides input into the performance of the Company and the performance of each executive officer, including himself.  However, no executive officer participates in the Compensation Committee’s deliberations or decisions.  Each executive’s current and prior compensation is considered in setting future compensation.  In addition, the Compensation Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies.  To some extent, the compensation plan (base salary, bonus and long-term incentive program) is similar to the elements used by many companies; however, additional emphasis on fair treatment of all employees requires that the Company limits executive salaries at a level that does not prohibit us from competing for quality employees.  The exact salary, annual bonus and stock option grants are chosen in an attempt to balance our competing objectives of fairness to all employees and attracting and retaining executive officers.  The Compensation Committee also considered the favorable results of the nonbinding advisory vote on executive compensation held at the 2014 Annual Meeting of Stockholders.  The Compensation Committee determined that Mr. Hyatt would receive a 3% increase in base salary in 2016 to $394,655 from a base salary of $383,160 in 2015. Mr. Hyatt also received a 3% salary increase in 2015.  The Compensation Committee determined that Mr. Anthony would receive a 3% increase in base salary in 2016 to $243,080 from a base salary of $236,000 in 2015.  Mr. Anthony did not receive a salary increase in 2015 because he was appointed Chief Operating Officer in August 2014.  The Compensation Committee determined that Mr. Bevivino would receive a 3% increase in base salary in 2016 to $234,840 from a base salary of $228,000 in 2015.  Mr. Bevivino received an approximately 1.3% increase in base salary in 2015. Based on the informal survey of area companies and banks, and the performance of the Company, the Compensation Committee did not award a discretionary bonus to executive officers in 2015 or 2014.

Accounting and Tax Considerations

Generally, Section 162(m) of the Code, and the IRS regulations adopted under that section, which are referred to collectively as Section 162(m), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the four other highest paid executive officers whose compensation must be reported to stockholders on the proxy statement. Section 162(m) does not apply to “qualified performance-based compensation.”  The Company’s policy is to maximize the tax deductibility of compensation paid to our most highly compensated executives under Section 162(m).  For example, awards under the 2008 Equity Incentive Plan are intended to satisfy the exemption for “qualified performance-based compensation” under Section 162(m).  Section 162(m) did not have any effect on the Company in 2015.

Summary Compensation Table

The following table sets forth information regarding compensation earned by the Company’s Chief Executive Officer, Chief Operating Officer and other most highly compensated executive officers during each of the last two fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)	Option Awards(2)	All Other Compensation(3)	Total

Alan J. Hyatt	2015	$381,686	$-	$61,094	$7,851	$450,631
President and Chief Executive	2014	$372,000	$-	$38,400	$7,791	$418,191
Officer

James M. Anthony Executive Vice-President and Chief Operating Officer (4)	2015	$235,092	$-	$47,700	$7,418	$290,210
	2014	$86,231	$-	$13,250	$1,679	$101,160

Thomas G. Bevivino	2015	$227,123	$-	$39,750	$14,717	$281,590
Executive Vice-President and	2014	$225,000	$-	$26,500	$14,615	$266,115
Chief Financial Officer (5)

(1)	Amounts reflect compensation for services rendered in year indicated.

(2)	This column reflects the aggregate grant date fair value of options awarded in 2015 and 2014 in accordance with FASB ASC Topic 718. Additional information regarding the size of the awards is set forth below under the “Outstanding Equity Awards” table. For information concerning the assumptions made in the valuation of these options, see Note 12 to the Company’s consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Company did not issue stock awards in 2015 or 2014.

(3)	All other compensation for 2015 consisted of the following elements:

Name and Principal Position	Year	Health Care Contribution(a)	401 (k) Matching Contribution(b)	ESOP Plan(c)	Total

Alan J. Hyatt	2015	$-	$3,642	$4,209	$7,851
President and Chief Executive Officer

James M. Anthony Executive Vice President and Chief Operating Officer	2015	$5,240	$2,178	$-	$7,418

Thomas G. Bevivino	2015	$4,187	$6,840	$3,690	$14,717
Executive Vice-President and Chief Financial Officer

(a)	Amounts reflect contributions made by the Company for the executive’s health insurance premiums in excess of the amounts the Company would otherwise contribute.

(b)	Amounts reflect matching contributions made by the Company to the executive’s 401(k) plan.

(c)	Amounts reflect contributions by the Company to the executive’s ESOP account in 2015 for 2014. Amounts to be contributed by the Company to the executive’s ESOP account for 2015 have not yet been determined and are expected to be determined during the second quarter of 2016.

(4)	Mr. Anthony became an employee and Chief Operating Officer in August, 2014.

(5)	Mr. Bevivino was the Chief Financial Officer prior to February, 2012 and has been the Chief Financial Officer since November, 2013. In addition, Mr. Bevivino was Chief Operating Officer from December 2011 to August 2014.

Narrative to Summary Compensation Table

The Company does not have employment agreements with the executive officers. Salary and bonus decisions concerning executive officers are made by the Compensation Committee as described above.  The base salaries for 2016 for Messrs. Hyatt, Anthony and Bevivino are $394,655, $243,080 and $234,840, respectively.  For more information, see “Determination of Executive Compensation” above.

On December 22, 2015, the Compensation Committee granted 20,000 options at an exercise price of $6.33 to Mr. Hyatt, 15,000 options at an exercise price of $5.75 to Mr. Anthony and 12,500 options at an exercise price of $5.75 to Mr. Bevivino.  All options awarded vest in five equal annual installments of 20% each over a five year period, and, except for those options awarded to Mr. Hyatt, expire six years from the grant date.  Options awarded to Mr. Hyatt expire five years from the grant date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers listed in the Summary Compensation Table as of December 31, 2015:

Outstanding Equity Awards at Fiscal Year End 2015

	Option Awards
Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration

Alan J. Hyatt	11/05/13	10,000	15,000	(2)	$5.310	11/05/18
President and Chief Executive Officer	12/23/14	3,000	12,000	(3)	$4.980	12/23/19
	12/22/15	-	20,000	(4)	$6.330	12/22/20

James M. Anthony	12/23/14	1,000	4,000	(3)	$4.530	12/23/20
Executive Vice-President and	12/22/15	-	15,000	(4)	$5.750	12/22/21
Chief Operating Officer

Thomas G. Bevivino	01/02/13	6,000	9,000	(1)	$3.370	01/02/19
Executive Vice-President and	11/05/13	6,000	9,000	(2)	$4.830	11/05/19
Chief Financial Officer	12/23/14	2,000	8,000	(3)	$4.530	12/23/20
	12/22/15	-	12,500	(4)	$5.750	12/22/21

(1)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on January 2, 2013.
(2)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on November 5, 2013.
(3)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on December 23, 2014.
(4)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on December 22, 2015.

Potential Payments upon a Termination of Employment or Change in Control

The Company does not have employment agreements, severance or “change in control” agreements with its executive officers.

Under the 2008 Plan, all outstanding stock options automatically will become exercisable upon the termination of the employment of the holder due to death or permanent disability.

In the event of a “change in control,” as defined in the Company’s 2008 Plan, all outstanding stock options will become immediately exercisable, as determined by the Compensation Committee in its sole discretion.  The Company’s 2008 Plan defines “change of control” to  mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) a merger or recapitalization of the Company whereby the Company is not the surviving entity; (iii) an acquisition by which a person becomes a controlling stockholder within the meaning of  federal banking regulations; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of ten percent or more of the outstanding voting securities of the Company by any person, entity, or group; provided, however, that a change in control of the Company shall not include the acquisition or disposition of securities of the Company by any person in control of the Company at the time of the adoption of the plan and shall not include any subsequent acquisition or disposition of the securities of the Company by any person owned or controlled by, or under common control with, a person in control of the Company at the time of the adoption of these plans.

Under the 2008 Plan, in the event of a change of control, the Compensation Committee, in its sole discretion, will take one or a combination of the following actions with respect to outstanding stock options, to be effective as of the date of such change in control:

•	provide that such options shall be assumed, or equivalent options shall be substituted by the acquiring or succeeding corporation, or

•	provide that the participants will receive upon the closing of the change in control transaction a cash payment for each option surrendered equal to the difference between (1) the market value of the consideration to be received for each share of our common stock in the change in control transaction times the number of shares subject to a surrendered option and (2) the aggregate exercise price of such surrendered options.

The following table sets forth the intrinsic value of the unvested stock options held by each executive officer named in the Summary Compensation Table as of December 31, 2015 that would become vested upon termination of employment of the executive due to death or permanent disability or, assuming that the Compensation Committee so elects, the occurrence of a change in control as described above:

Name and Principal Position	Year	Amount (1)

Alan J. Hyatt	2015	$15,840
President and Chief Executive Officer

James M. Anthony Executive Vice-President and Chief Operating Officer	2015	$4,880

Thomas G. Bevivino	2015	$39,460
Executive Vice-President and Chief Financial Officer

(1)	Calculated based on the difference between $5.75, the closing price of our common stock on December 31, 2015, and the exercise price of unvested stock options as of such date, multiplied by the number of outstanding options.

In the event that the employment of executive officers was terminated for any other reason on December 31, 2015, none of the unvested options would vest and all such options would expire.

In the event that the employment of an executive officer was terminated due to disability or death on December 31, 2015, they or their estate would be entitled to payments under disability or life insurance plans that the Company maintains for all full-time employees.

Director Compensation

For 2015, non-employee directors of the Company received a fee of $750 per attended meeting and non-employee directors of the Bank received $1,550 per attended meeting.  Each director of the Company is also a director of the Bank.   Meetings of the directors of the Company are held immediately before or after meetings of the directors of the Bank. In addition, each non-employee member of a committee of the Board of Directors received a fee for committee meetings attended in 2015 as follows:  $880 per Compensation Committee meeting; $800 per Corporate Governance Committee meeting; and $880 per Audit and Examining Committee meeting.  The Chairman of each committee received an additional $270 per meeting.  A total of $308,650 was paid as directors’ fees and committee fees for the Company and the Bank in 2015.

The Board of Directors decided that for 2016, there would be no change in any of the fees payable to non-employee directors described above.

Non-employee directors are eligible to receive awards under the 2008 Plan, and a total of 14,000 stock options were granted to certain non-employee directors on December 22, 2015.

The following table sets forth a summary of the compensation the Company paid to our non-employee directors in 2015:

Director Compensation for 2015

Name	Fees earned or paid in cash(1)	Option Awards(2)	Total

Michael H. Cook(3)	$29,580	$-	$29,580

Raymond S. Crosby	$31,040	$6,360	$37,400

James H. Johnson, Jr.	$34,600	$6,360	$40,960

David S. Jones	$28,400	$6,360	$34,760

Eric M. Keitz	$41,240	$6,360	$47,600

John A. Lamon III	$40,970	$6,360	$47,330

Albert W. Shields	$33,680	$6,360	$40,040

Mary Kathleen Sulick	$32,560	$-	$32,560

Konrad M. Wayson	$36,580	$6,360	$42,940

(1)	Amounts reflect compensation for services rendered in 2015.

(2)	This column reflects the aggregate grant date fair value of options awarded in 2015 in accordance with FASB ASC Topic 718. Additional information regarding the size of the awards is set forth below under the “Outstanding Equity Awards” table. For information concerning the assumptions made in the valuation of these options, see Note 12 to the Company’s consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The total number of option awards outstanding as of December 31, 2015 was 2,000 for directors Raymond S. Crosby, James H. Johnson Jr., David S. Jones, Eric M. Keitz, John A. Lamon III, Albert W. Shields and Konrad M. Wayson. Michael H. Cook and Mary Kathleen Sulick did not have any option awards outstanding as of December 31, 2015. The Company did not issue stock awards in 2015 or 2014.

(3)	Michael H. Cook resigned from the board effective December 21, 2015.

Certain Transactions with Related Persons

Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as director and President of the Company and the Bank, is a partner of the law firm of Hyatt & Weber, P.A., which serves as general counsel to the Company and the Bank.  The law firm of Hyatt & Weber, P.A. received fees in the amount of $206,254 and $323,711 for services rendered to the Company and to the Bank and its subsidiaries for the years ended December 31, 2015 and 2014, respectively. The law firm received $191,382 and $209,801 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2015 and 2014, respectively.  Mr. Hyatt’s interest in these fees is not determinable.

During January, 2007, Hyatt & Weber, P.A. entered into a five year lease agreement with HS West, LLC, a wholly owned subsidiary of the Company to lease office space from the Company.  The term of the lease was five years with the option to renew the lease for three additional five year terms.  The monthly lease payment is $20,056, which increases 2% annually beginning with the third anniversary of the lease.  The first option to renew was exercised in January 2012.  The lease payment for 2016 will be $22,586 per month.  Total rental income received by the Company during 2015 and 2014 was $265,722 and $255,404, respectively.  In addition, Hyatt & Weber, P.A. reimburses the Company for its share of common area maintenance and utilities.  The total reimbursement for 2015 and 2014 was $138,253 and $129,438, respectively.

In November 2008, the Company completed a private placement of units, each unit consisting of 6,250 shares of the Company’s Series A 8.0% Non-Cumulative Convertible Preferred Stock and a Subordinated Note in the original principal amount of $50,000.  The following table shows the outstanding principal due on the Subordinated Notes as of December 31, 2015 (which did not change during the year) and the total interest paid or accrued on the Subordinated Notes for 2015 and 2014 with respect to Subordinated Notes held by directors, nominees for director, executive officers and greater than 5% stockholders of Severn Bancorp, Inc., or their family members or affiliates:

Name	Principal of Subordinated Notes	Interest Paid or Accrued in 2015	Interest Paid or Accrued in 2014

Thomas G. Bevivino	$25,000	$2,000	$2,000

Michael H. Cook(1)	$50,000	$4,000	$4,000

Alan J. Hyatt(2)	$100,000	$8,000	$8,000

Louis Hyatt(3)	$150,000	$12,000	$12,000

Melvin Hyatt(3) (4)	$25,000	$2,000	$2,000

John A. Lamon, III	$50,000	$4,000	$4,000

Albert W. Shields	$150,000	$12,000	$12,000

Konrad M. Wayson	$50,000	$4,000	$4,000

(1)	Mr. Cook holds the Subordinated Note in an investment fund managed by Mr. Cook and in which he has an ownership interest. Mr. Cook resigned from the Board effective December 21, 2015.

(2)	Mr. Alan Hyatt and his wife hold one Subordinated Note and Crownsville Family Limited Partnership, of which Mr. Alan Hyatt is a general partner holds one Subordinated Note.

(3)	Subordinated Notes are owned jointly with their spouse.

(4)	Retired from the Board at the annual meeting in April 2010.

The Bank has, and expects to continue to have, loan and other banking transactions (including, but not limited to, checking, savings and time deposits) with certain of its directors, nominees for director, officers, certain of their immediate family members and certain corporations or organizations with which they are affiliated. All such loan and other banking transactions (i) have not been classified as nonaccrual, past due, restructured or potential problems, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us, and (iv) did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has adopted written policies and procedures regarding approval of transactions between the Company and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of Regulation S-K.  Under these policies, a majority of the disinterested members of the Audit and Examining Committee must approve any transaction between the Company and any related party that involves more than $10,000.  If a majority of the members of the Audit and Examining Committee are interested in the proposed transaction, then the transaction must be approved by a majority of the disinterested members of the Board (excluding directors who are employees of the Company).  The Chair of the Audit and Examining Committee has the delegated authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000.  In determining whether to approve or ratify a related party transaction, the Audit and Examining Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  After adopting this policy, the Audit and Examining Committee ratified each of the transactions described above and approved the continuation of such transactions for the current year on substantially the same terms and conditions.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to the Company’s 2017 Annual Meeting of Stockholders under Rule 14a‑8 of the Securities Exchange Act of 1934, as amended must be received by the Company’s Secretary at Severn Bancorp, Inc., 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401 on or before November 24, 2016.   Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time, including Rule 14a-8.

In addition, stockholders are notified that the deadline for providing the Company timely notice of any stockholder proposal submitted outside of the Rule 14a-8 process for consideration at the Company’s 2017 Annual Meeting of Stockholders is 60 days prior to the 2017 Annual Meeting of Stockholders.  For example, assuming that the 2017 Annual Meeting is held on April 28, 2017, then the notice would be due on or before February 27, 2017.  With respect to any proposal which the Company does not have notice of on or prior to such 60 day notice period, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2016 Annual Meeting of Stockholders to vote on such proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2015 accompanies this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10--K for the year ended December 31, 2015 and the exhibits thereto required to be filed with the SEC under the Securities Exchange Act of 1934. Such written request should be directed to:

Thomas G. Bevivino
Executive Vice-President and Secretary
Severn Bancorp, Inc.
200 Westgate Circle, Suite 200
Annapolis, Maryland  21401

The Form 10‑K is not part of the proxy solicitation materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its common stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2015 all Section 16(a) filing requirements applicable to the Company’s officers, directors, and more than 10% owners were complied with on a timely basis.

COMMUNICATIONS WITH DIRECTORS

If any stockholder wishes to communicate with a member of the Board of Directors, the stockholder may communicate in writing to 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401, attention: Thomas G. Bevivino, via first class mail, or by facsimile at (410) 260-2059. All communications received by Mr. Bevivino will be distributed to all members of the Board of Directors. Stockholders may also speak with the directors who attend the Annual Meeting.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other matters to be presented for action by the Stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.  The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters which the Company did not receive notice by February 29, 2016 were to be presented at the Annual Meeting; (ii) approval of the minutes of a prior meeting of the stockholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of the  proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Annual Meeting.

By order of the Board of Directors

/s/

Thomas G. Bevivino
Secretary

Annapolis, Maryland
March 24, 2016

REVOCABLE PROXY

SEVERN BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEVERN BANCORP, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON APRIL 28, 2016 (THE “MEETING”).

The undersigned hereby appoints Thomas G. Bevivino, or his designee, with full power of substitution, to act as attorney and proxy for the undersigned, to represent and to vote, as designated below, all shares of common stock of the Company, which the undersigned is entitled to vote at the Meeting and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present.

The directors recommend a vote “FOR” Proposals 1 and 2.

		FOR	WITHHOLD

1.	The election as directors of the nominees listed below for a term of three years:

	Raymond S. Crosby	☐	☐

	Eric M. Keitz	☐	☐

	Albert W. Shields	☐	☐

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of BDO USA, LLP as independent auditor of the Company for the year ending December 31, 2016.	☐	☐	☐

This proxy, when properly completed and executed, will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NOMINEES SPECIFIED IN PROPOSAL 1 and “FOR” APPROVAL OF PROPOSAL 2.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter that may properly come before the Meeting as described in the Proxy Statement.

Should the signatory(ies) be present and elect to vote at the Meeting, or at any postponements or adjournments thereof, and after notification to the Secretary of the Company at the Meeting of such person’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The signatory(ies) may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

The signatory(ies) acknowledge(s) receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, the Proxy Statement dated March 24, 2016, and the Annual Report to Stockholders for the year ended December 31, 2015.

Please check here if you
Dated: ___________, 2016	☐ plan to attend the Meeting.

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this Proxy card.  When signing as attorney, executor, administrator, trustee, or guardian, or on behalf of a corporation, partnership or other entity, please give your full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.